Form C

Cover Page

Name of issuer:

Pillow, INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: FL

Date of organization: 9/5/2017

Physical address of issuer:

124 5th Street North
Jacksonville Beach FL 32250

Website of issuer:

http://pillow.io

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

111,111

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $111,111; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$111,111.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$333,333.00

Deadline to reach the target offering amount:

5/11/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$937.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($88.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Pillow, INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jesse Mastro	Marketing & Operations Consulting	Self	2017
Darren J Smith	UX and Product Design	Pillow, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jesse Mastro	Treasurer	2017
Jesse Mastro	COO	2017
Darren J Smith	CEO	2017
Darren J Smith	Secretary	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jesse Mastro	435000.0 Common	29.0
Darren J Smith	768000.0 Common Stock	51.2

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

While it's part of the territory we are operating in, some individuals and companies believe what we are doing (teaching love, connection and intimacy) falls under the "Adult Content" category and have declined to work with us. So far, the major advertising platforms have allowed us to use their platforms, but if they decline in the future, it would be a small set back.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Jesse Mastro is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The success of the Company is highly dependent upon the ability of its CEO and management team, to attract and retain qualified managers and other personnel in a competitive environment.

The Company has a small team, and the loss of key team members could harm the company's ability to implement their plans.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in your investment in the company being worth less because of the terms of future investment rounds.

We are an early stage company, and as such have a greater risk of failure than an established business.

We are a fully distributed team, meaning we do not work in the same office. We see this as a strength because we are focused on strong accountability and efficiency, but some may see it as a risk.

We currently have limited competition in the market, but a major player entering this space may make it more difficult to scale.

Our ability to protect our intellectual property and proprietary technology is uncertain. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use of disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions. Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our products and misappropriate or compromise confidential information of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software, hardware and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

The Company's competitors may develop an app or services that are similar to the Company's or that achieve greater market acceptance than the Company's services. This could attract users away from the Company's website and reduce the Company's market share.

The Company's ability to increase the Company's user base and revenues will depend heavily on the Company's ability to innovate and to create. If our app or services the Company introduces fail to engage users, the Company may fail to attract or retain new users and may not be able to generate additional revenue and the Company's business may be materially and adversely affected as a result.

The Company will need to raise additional funds in the future in order to fund more aggressive brand promotions, dynamic advertising campaigns and rapid expansion. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Class A Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand names as the Company desires, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability would have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$111,111**

Use of Proceeds: 6 month runway. Build out iOS app with personalized on-boarding to improve conversion metrics. Invest in development to implement our UX changes such as Couples reminders, episode 'quickies', ritualized episodes and filtering.
Create 20-30 new episodes by continuing to develop partnerships with relationship experts globally. Marketing spend to reach + support an estimated 2000 subscribers / heart tickling love-birds, primarily through Facebook ads and in-bound marketing tactics.

If we raise: **$222,222**

Use of Proceeds: 9 month runway. Create 30-50 new episodes by continuing to develop partnerships with relationship experts globally. Same improvements as previous tier, but will also introduce ratings/ episode reviews to help couples find the best content faster + emotional check-ins.
Marketing spend to reach + guide an estimated 4000 subscribers/love-birds/couples, primarily through Facebook ads, in-bound marketing tactics and affiliate marketing.

If we raise: **$333,333**

Use of Proceeds: Same features as previous tier. 12 months total runway. Android app! Create 50-100 new episodes by continuing to develop partnerships with relationship experts globally. Marketing spend to reach + help an estimated 6000 subscribers/lovebirds/couples primarily through Facebook ads, in-bound marketing tactics, affiliate and event sponsorship.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this

Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$2.75 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $75,000 of the securities, investors will receive a valuation cap of $2,250,000.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFE do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $11,111 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$11,111** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of
Preferred Stock and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes
Preferred Stock, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	500,000	0	No
Common Stock	2,000,000	1,400,539	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	99461

Describe any other rights:

Preferred Stock shall have the following preferences, limitations, and relative ri
Preferred Stock has no voting rights.

(b) Each share of Preferred Stock is convertible into one share of Common Sto
to proportional adjustments for stock splits, stock dividends and similar occurr
any time, at the option of the holder thereof, upon written notice to the Corpor
Preferred Stock is converted to Common Stock it acquires all rights afforded C
Stock, including but not limited to the right to vote together with other Comm
all applicable matters.

(c) Upon liquidation, the holders of Preferred Stock shall receive one times the
price per share paid therefor by the original shareholder thereof, plus declared
dividends, on each share thereof, prior to the balance of any proceeds being pa
Common Stock shareholders. A merger, reorganization or similar transaction w
treated as a liquidation.

(d) If the Corporation chooses to declare any dividends, Preferred Stock shall h
priority to payment of any such dividends over Common Stock. The Corporatio
required to declare dividends and may or may not do so in its sole discretion.

The company has 500,000 shares of authorized, but unissued Preferred Stock
value of $0.0001 per share.

Each share of Preferred Stock is convertible into one share of Common Stock,
to proportional adjustments for stock splits, stock dividends and similar occurr
time, at the option of the holder thereof, upon written notice to the Corporatio

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Pillow offers dozens of expertly designed, short, fun exercises for any couple to play along to in the comfort of their home. We are therapist-approved: many recommend us to their clients. In the one year since launch, we have 30,000 iOS downloads and hundreds of paid subscribers. Now we want to expand our platform with 100+ new exercises, attract at least 6,000 new subscribers, and launch on Android.

Pillow has already helped thousands of busy couples spend time together and explore their relationships in new ways. In five years, our goal is to be an integral tool for at least 1 million couples who wish to practice the art of intimacy. We will have thousands of expertly crafted exercises, relationship check-ins, and rituals from professionals worldwide for couples in all stages of their relationships.

Milestones

Pillow, INC. was incorporated in the State of Florida in September 2017.

We have:

- Averaged 8% week over week / 46% month over month subscriber growth, since August when we were still incorporated in the UK.
- 35,000+ downloads (iOS).
- Recommended by Esther Perel— psychotherapist, New York Times bestselling author, and TED speaker.
- Featured in Glamour, Marie Claire, Thrillist, Salon, and Wired.

Historical Results of Operations

Our company was organized in September 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended October 17, 2017, the Company had revenues of $937.
- *Assets.* As of October 17, 2017, the Company had total assets of $0, including $0 in cash
- *Net Loss.* The Company has had net losses of $88 for the reviewed financials ended October 17,2017.
- The Company has long and short-term debt totaling $0.

Liquidity & Capital Resources

Finances will change drastically once our offering is complete because we will be investing in improving the app to increase conversion and reduce churn which will improve our customer life time value. We'll then be able to use paid marketing to scale our member base.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

Management has agreed to go without drawing a salary to ensure the company can continue to run in line with the runway outlined in this Form C under "Use of Funds".

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

Pillow, INC. cash in hand is $100, as of November 2017. Over the last three months, revenues have averaged $468/month and expenses $531/month, for an average burn rate of -$63 per month. Over the next 3-6 months, expenses are set to increase primarily for the development of an updated app and marketing spend. Once the new app is launched, we'd expect revenues to start catching up and eventually exceed expenses fairly quickly. If this fundraise is not successful, we will continue to build the company on a shoe-string budget. Our current organic growth rate (no marketing spend) is strong enough where we can start to finance app development with current cash-flow, however the speed at which we grow the company would be drastically reduced.

US/UK Relationship

Pillow was originally started as a UK based company but we decided to become a US based business moving forward because the US is our primary target market and we see more opportunity for future investment. Our US corporation was formed on September 5th, 2017 and we went through the legal process of transferring the assets and IP (ie the app and the current user base) from the UK to the US. There are $0 assets and the IP did not cost anything to transfer, hence why it is not visible in the financial statements.

The IP has been legally transferred and Pillow US now owns the IP. Investors are investing in Pillow Inc, US.

The UK was shut down and is currently dormant. The US Corporation is a completely new and independent entity. The only caveat is that due to the lengthy process of switching the company information for the Apple App store (where our revenue comes from), the next App Store (iTunes) accounts receivable payment will still be made into our UK bank account, and then immediately transferred to the US account. We expect the App store migration to be complete for December's payment cycle which will go directly into the US bank account. At which point, we will shut down the UK bank account. We have also attached the most recent UK financials. We did not carry over any debt and every month our revenue was put back into the company.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://pillow.io/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Pillow SAFE
- Pillow SAFE Early Bird

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Darren J Smith
- Jesse Mastro

Appendix E: Supporting Documents

INVEST IN PILLOW

Mobile app for couples to build intimacy & desire

Pillow offers dozens of expertly designed, short, fun exercises for any couple to play along to in the comfort of their home. We are therapist-approved: many recommend us to their clients. In the one year since launch, we have 30,000 iOS downloads and hundreds of paid subscribers. Now we want to expand our platform with 100+ new exercises, attract at least 6,000 new subscribers, and launch on Android.



Darren Smith
FOUNDER & CEO, PILLOW

Future Equity (SAFE)

$2.75M valuation cap

A SAFE gives you the right to future shares in Pillow. If you invest, you're betting the company will be worth more than $2.75M in the future.

INVEST $11.1K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2.25M Valuation Cap

Investors who fund up to the first $75K of this fundraise will invest at a $2.25M Valuation Cap.

INVESTOR PERKS

$111+	1 year subscription to Pillow and a personal thank you message from the founder.
$1,111+	Free and unlimited access to Pillow's current and future exercises (life time subscription.) Plus, as above.
$11,111+	Pro Rata investment rights, a Skype call with the founders plus as above.
$111,111+	An all expenses paid for intimacy retreat or workshop that we'll personally recommend based on your unique relationship. Plus, as above.


Pillow
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raised of $111K goal

$111 min
by Wefunder Portal LLC

INVEST

OUR AMBITION

Pillow has already helped thousands of busy couples spend time together and explore their relationships in new ways. In five years, our goal is to be an integral tool for at least 1 million couples who wish to practice the art of intimacy. We will have thousands of expertly crafted exercises, relationship check-ins, and rituals from professionals worldwide for couples in all stages of their relationships.

KEY FACTS

- 8% week over week / 46% month over month subscriber growth on average in the last 3 months.
- 35,000+ downloads (iOS).
- Recommended by Esther Perel, the psychotherapist, New York Times bestselling author, and TED speaker, in her online course, "Rekindling Desire."
- Featured in Glamour, Marie Claire, Thrillist, Salon, and Wired.

DOCUMENTS

- Endorsements_for_Pillow.pdf
- Pillow_Love_Ambassadors.pdf
- Pillow_Pitch_Q3_2017_-_Wefunder.pdf

pillow.io *from Jacksonville Beach FL*

SOFTWARE · APP · LIFESTYLE · ENTERTAINMENT · HEALTH AND FITNESS · SEX · HEALTHCARE · SOCIAL IMPACT · SAAS · TECHNOLOGY · MOBILE · EDUCATION · TECH · LOVE TECH · B2C

THE BUZZ ABOUT PILLOW

> *Pillow is a wonderfully gentle way to bring your mind and body to a state of glorious, passionate arousal. Other friends of mine say the app helps them forget what's going on outside the bedroom and focus all their attention on their partner.*

Marie Claire
Lifestyle Magazine

> *I fully believe that intimacy is a huge untapped market ready for technological innovation and Pillow is a great product in supporting couples through guidance, support, knowledge and permission. As it grows, the opportunities for other business models to unlock are also clear to see. I have been acting as advisor to Darren from day one and he is passionate and tenacious about building a great company.*

Dharmesh Raithatha
Partner at Forward Partners

> *I highly recommend [Pillow] to the couples I work with in my therapy private practice. Pillow provides a wonderful opportunity for couples to connect and grow within their relationship. There are several unique exercises that creates a playful, sensual experience that can form deeper connections sexually.*

Melissa Risso
Sex & Relationship Therapist

> *This is the future of sex therapy – now.*

Lucy Snider
Psychosexual Therapist

Pillow is an app unlike any other; in a sea of dating and mating advice that focuses on 'the chase', this helps you thrive in the marathon that is long-term love.

Nichi Hodgson

Author of the Curious History of Dating

As a couple in a long-term relationship, my wife and I often forget to be intimate with each other - letting work and stress take over our daily lives. This is where Pillow really makes a big difference, reminding us to regularly connect with our better halves and bring more sexiness back into the bedroom! Beautifully crafted with fun, sensual content, Pillow is The app for anyone looking to spice up their bedrooms or just reconnect more with their partner.

Soum

Co-Founder & CEO, MysteryVibe

Pillow is an exciting, one-of-a kind app that is allowing couples to really connect and renew their intimacy with one another. In such a busy world, we often don't stop and recognize the importance being intimate, switching off and ensuring quality time with our partner. Pillow is the perfect tool to nurture these important relationships. Here at HANX we are 100% about what the app is doing.

Sarah Walsh

Founder, Hanx Condoms

I love the disruptive philosophy behind Pillow; using technology to bring people together. Today technology is considered something that tears couples apart while Pillow is using it to bring couples together and to help them find intimacy again. Pillow is for everybody, not just straight couples, and I really like this open and inclusive approach when it comes to reshaping intimacy

Virginia Sofia Cerrone

Co-Founder & CMO of Pureeros

Pillow is a stellar app: a rare example of something which is easy to use, which is useful as a guide for couples, and which can lead to all manner of renewed erotic adventures. Excellent to expand one's range or to restore some spice.

Rebecca Newman

GQ Erotic Affairs Editor

14 iPhone apps that promise to amp up your sex life

iPhone sex apps are on the up: We reveal the best sex apps on the market - sex and relationships on GLAMOUR

October 25, 2017 @ glamourmagazine.co.uk

Lost your libido? Try this amazing intimacy app and get your mojo back

This was the biggest benefit for me: stepping beyond the everyday and into an erotically charged headspace. I don't see Pillow Play revolutionising my sex life, but I will keep it for weary days when I'm up for the idea of love making but need a little

December 14, 2016 @ marieclaire.co.uk

I'm a Sex Therapist Who Still Used a Relationship App to Connect Better With My Husband

Pillow Play makes you commit to sitting down with each other and spending some time with the explicit purpose of connecting. That structure does help you feel more present and engaged. And while my husband and I made plenty of jokes and found

November 15, 2016 @ thrillist.com

The Rise of Bed Tech: Improving Couples' Sex Lives One Chapter at a Time

It's official! Technology is one big distraction, our need for answers, replies and connection with others have distanced us completely from the very people we should be seeking affection from. For those of us in a committed relationship, technology

August 23, 2016 @ sputniknews.com

THERAPIST-DESIGNED INTIMACY EXERCISES FOR YOU AND YOUR PARTNER

Pillow is a mobile app that offers tools for couples to connect more deeply. You and your partner can build intimacy and rekindle desire in just a few minutes. Press play, ditch the screen, and listen along.

Download on the App Store





Follow-along sensual adventures for couples

Foreplay extending and intimacy nurturing experiences for you and your partner in the bedroom...



Find an episode to enjoy

Pick an episode, press play, and be guided through new, playful experiences.



Share it with your partner

Sex Positive, Female Friendly, and designed for all couples - straight and LGBTQI.



Feel close

Improve your intimate communication and inspire creativity.

Let's Start

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Pillow is...

Quick and easy to start

Personalized for your relationship

Affordable

Discreet

"Pillow is such a masterful and yet simple tool to encourage couples to carve out space for connection and pleasure together. We have found this to be such a gift in our marriage of over 20 years to spark new ways to connect and to be more mindful of the gift we are to one another. I cannot recommend this highly enough!

– Emily Huff, Pillow User


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- 5+ hours of audio
- 30+ exercises from therapists, coaches, and tantra teachers
- 30,000+ downloads (iOS)
- Hundreds of paid users (lifetime access or monthly subscription)
- Featured in Glamour, Marie Claire, Thrillist, Salon, and Wired
- 30+ experts ready to create couples exercises

All this just by bootstrapping.
Your investment will help us accelerate.

Some of our 30+ episodes


Memory Moments
Your Relationship is Unique
Kate Moyle - 13 mins
NEW
15 Kisses
Tongues Dancing, Hearts Pounding
Darren J Smith - 14 mins
Sensual Body Scan
Expressing sensuality through touch
Darren J Smith - 16 mins
10 Things I'm Thankful For
Expanding Gratitude
Clare Faulkner - 11 mins
Memory Moments
Your Relationship is Unique
Kate Moyle - 13 mins
NEW
15 Kisses
Tongues Dancing, Hearts Pounding
Darren J Smith - 14 mins
Appreciate
Take 5 Minutes Together
Pillow Play - 5 min
Sensual Senses
Heighten Awareness of all the senses
Melissa Risso - 13 mins
Secret Whispers
Silliness beneath the sheets
Kate Moyle - 5 mins

The Market is Ready

$32B

Expected Value of Sexual Wellness Market in 2019

Up 45% from 2014

What we'll do with...

$111,111

- 6 month runway
- Build out iOS app with personalised onboarding to improve conversion metrics. Couples reminders, episode "quickies," ritualised episodes and filtering.
- **25+** new episodes
- Marketing budget to reach an estimated **2,000** subscribers

Pitch Deck


Pilow
Deeper Connection for Couples
Relationship Exercises for Couples Created by the World's Leading Therapists



Are you a Couples Expert?

If you are a Therapist, Coach, Facilitator, Counselor, or a similar expert in intimacy, relationships, human-connection, or tantra and are interested in crafting exercises with us - become a Love Ambassador!

Founder Dazz's Personal Story

Many of us have experienced the slow (but often inevitable) decline of lustful passion and open intimate exploration in their relationship. It happened to me over and over again in each relationship I had! Was I doing something wrong? Why was this happening? Why can't it be this exciting forever? What could I do to keep it going? Are there tools or books or services that might help? I later discovered this was well documented as "The Honeymoon Phase." But I didn't want it to end again!

Maybe I was destined to be polyamorous, not commit for life, or never be faithful to my partner? I knew I had so much more to learn - and so began my journey of exploration into love, intimacy, sex, and human-connection.

It was 3 years ago this month that I started on this path. I've been through the highs and lows of emotions, 7 countries, many incredible partners, learned from tantra experts, relationship therapists and sexologists, read a ton of books, attended workshops and festivals, watched day's worth of educational videos and experienced deep vulnerability like never before. And there's so much to share with you!

I met a wonderful Psychosexual Therapist on my journey, Kate Moyle. Kate's astute understanding of how technology is affecting relationships today led us to explore an idea together...what if we could use technology to actually bring couples closer and not separate us? Not in a cheesy way like those terrible 'sex position' apps or 'spin the bottle' games, but with proven methodologies and practices? You see, the most powerful growth for me came when a space was held for my partner and me to listen to the subtleties of our emotions without acting out unconscious behaviour.

In this beautiful (and uncomfortable) space of the unknown, you become aware of the depths of self. And thus then learn how to relate better. The way this space is held by intimacy teachers, therapists, and facilitators differ as much as the personality of each professional, but we could call the well-crafted space that experts guide couples through an "intimacy exercise."

These wonderful intimacy exercises are being used in workshops, retreats, therapy rooms, marriage books, and festivals all over the world and are showing millions of people that there are depths of love and presence that most young people are missing out on. Especially given the proliferation of dating apps, a whole generation is experiencing shorter and shallower relationships focused on hookups!

These exercises nurture a variety of soft skills that aren't usually given priority in our western education system — skills such as empathy, openness, compassion, forgiveness, gratitude, patience, self-acceptance, permission-giving, and more. Having built a handful of prototypes, spoken to over a hundred professionals, and received a warm reception from couples who have played with Pillow, we believe that we are solving a real need in a multi-billion dollar market. As Cindy Gallop recently said, "Every other big bet ever made in the history of tech pales against sex-tech." We couldn't agree more!

SHOW LESS

Our Progress So Far

2015
Prototyping product concepts

Spring 2016
Version 1 Released
Pillow iOS App launches on Product Hunt. Bootstrapped.

Summer 2016
Recommended by renowned psychotherapist Esther Perel
Highlighted as a tool for couples in her online course, "Rekindling Desire."

Fall 2016
ST>RT-UP CHILE
Grant from Startup Chile
Participated in Startup Chile Gen #16 in Santiago.

Summer 2017
Jesse Maestro joins Pillow as Co-founder
He founded two companies prior to Pillow, and has a growth and operational background.

Spring 2018
iOS + Web relaunch
Release revised iOS app + web platform.

Summer 2018
Android release

Fall 2018
Plan to raise funds with a Series A round

LET'S BRING INTIMACY BACK INTO OUR RELATIONSHIPS

Have you seen the world lately? We're being bombarded left and right with fear and pain, war, and suffering. All the news seems to talk about is what's wrong with the world. We're living in a world focused on separation and conflict. There is a better way.

As our world moves to balance itself out - we need new ways to teach togetherness, love, and compassion. New ways to teach the delicacies of emotion and the healing power that our heart has over the self and others. We've been stuck for too long in our heads - and must return to our hearts.

The left brain, masculine dominated age is coming to an end. The transition is going to either be catastrophic, or peaceful. We get to choose through action.

That's why, more than ever, we must teach the west softness. To be kind, genuine, honest, and truthful to our core. We need to stop looking outwards for answers and instead, show the world how to look inwards. There are incredible teachers of love all over the world, and it is our duty to amplify their voice.

It is my belief that consumer mobile technology is the most powerful behavior change agent of our time. The smartphone is already being taken into 3+ billion bedrooms, and partnerships, relationships, and marriages are the bedrock of the society we live in. If we can teach every couple how to be just a little more compassionate, more patient, more open, more appreciative and more loving ... then that will bubble out of the home, into our workplace, and into our society as a whole.

This is our stance. We envision a platform as big as the most popular dating apps because we're essentially delivering the same need - intimate human connection. But with depth.

Please support us in whichever way you can - spreading the word to your friends, contributing to exercise creation, or investing to become part of something significantly worthwhile.

Let's get to work.

Peace,

Darren J. Smith

MEET THE FOUNDERS



Darren Smith

Founder & CEO

Startup Product Designer & Coder of 20+ yrs. Advocate of Love. Intimacy Geek. Explorer of the Mind & Body.



Jesse Mastro

Co-Founder

Founded multiple start-ups, super dad and adrenaline junky. I believe in crafting a life full of purpose and creating value for others.



Kate Moyle

Partner & Expert

Relationship & Psychosexual Therapist. Director at The Thought House.

AND THE REST OF THE TEAM



Joe Green

Developer



Ana Clara Otoni

Social Media Manager



Ann Liu

Producer



Wendy May

Board Member



Diana Best

Copywriter



Dan Miles

Production



Ian Luthringer

Legal



Jay Su

Advisor



Dharmesh Raithatha

Advisor

Product Partner at Forward Partners



Zach Valenti

Voice Artist

DETAILS

How does Pillow make money? ⌄

– COLLAPSE ALL

We're a subscription service similar to other mindful & well-being consumer apps on the market. We currently charge $6.99 per month, and this will increase as we grow our collection of exercises.

Who are your customers and how do you find them? ⌄

Our focus right now is on couples who are looking to improve their intimate connection - emotionally or physically. We're excited to explore a variety of marketing channels - therapy room recommendations, longtail SEO, content marketing, and paid searches. So far, PR has been our primary channel.

Why Equity Crowdfunding? ⌄

We believe that hundreds of private investors with their network and connections (especially in the intimacy space) is more powerful than a small group of angel investors at this stage of the business.

Why haven't 'Couples apps' succeeded in the past? ⌄

There have been a handful of attempts in the couples app space, but no-one has cracked it. The couple's apps that have raised significant venture capital were glorified photo sharing, private chat, and shared calendar apps! We're offering a unique approach to proven therapy techniques in a convenient format.

Where do the exercises comes from? ⌄

So far, the exercises have been written by a handful of therapists and close connections. These exercises are found in workshops, retreats, therapy rooms, and festivals all over the world by a variety of experts in human-connection, intimacy and togetherness.

What's in it for an Expert? ⌄

Experts are remunerated for partnering with us in crafting exercises. We act as a lead generator for their services (books, workshops, coaching etc.), and there's an opportunity to share in the financial success on WeFunder and to back something we hope you believe can positively affect change.

Does Pillow 'teach love'? ⌄

Pillow doesn't 'teach love'. Pillow amplifies the voice of experts who hold a space to teach us the art of intimately connecting with a partner (and thus the self), which in turn expands our capacity to love.

How did you come up with the idea for this product? ⌄

With a realization that one of the biggest taboo's in our society is intimacy. Too many of us think we want more or better sex, but our real need is human-connection. And where do we get taught how to better relate to others? School certainly doesn't teach us! There's room for a major player - a positive and empowering consumer brand focused on 'working out' your relationship.

Were you previously a UK based company? ⌄

Yes. We decided to base ourselves in the US so that we could be closer to our target market and work with WeFunder on our crowd equity campaign. On 5th September 2017 we opened our US based corporation and transferred the assets from the UK business. We still have all of the momentum with our app that we had while based in the UK.

ASK A QUESTION

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RISKS SPECIFIC TO PILLOW

1.

While it's part of the territory we are operating in, some individuals and companies believe what we are doing (teaching love, connection and intimacy) falls under the "Adult Content" category and have declined to work with us. So far, the major advertising platforms have allowed us to use their platforms, but if they decline in the future, it would be a small set back.

2.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Pillow is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$111 min INVEST

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How is Wefunder compensated?
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Darren Smith

Founder & CEO at Pillow

Pillow App • UCL

London, United Kingdom • 500+

Send InMail

**Summer 2017: Currently raising a pre-seed round for Pillow. Pillow (www.pillow.io) is like Headspace for Couples Intimacy - a platform for therapists and coaches to offer audio-guided exercises for 2, via a mobile app.

Experience

Founder

Pillow App

Sep 2015 – Present • 2 yrs 3 mos

A playful intimacy app for couples to feel close. Pillow Play improves intimate communication, helps you make time for one another and encourages creativity.

Founder & CEO
Blindfold
Jan 2015 – Sep 2015 • 9 mos

"Headspace for sex" - Your Digital Foreplay Assistant.

Angelina provides suggestions and ideas via audio episodes that you and your partner follow along to in the bedroom.

Blindfold helps couples explore new sexual adventures, experience new moves and ideas, communicate better and break free from routine. By improving physical intimacy we help couples be better, together.

Visit Blindfold: https://blindfold.club

Product Designer
Listora
Mar 2014 – Oct 2014 • 8 mos

Designing a simpler way for event organisers to publicise events, whilst also capturing structured event data that can be better utilised by publications such as Time Out, The Evening Standard and Visit London.

Senior UX Designer
Forward Partners UK
Mar 2014 – Sep 2014 • 7 mos

Supporting our very early stage portfolio companies test assumptions, discover market fit, and design out their MVP.

Freelance UX Designer
Whitbread
Sep 2013 – Mar 2014 • 7 mos

Prototyping, user testing and wire-framing the redesign of PremierInn.com

Product Lead
Memrise
Mar 2013 – Sep 2013 • 7 mos
London, United Kingdom

As product lead in a team of 10 we delivered 2 successful 4+ star app launches.

UX Designer
Mind Candy
Jul 2012 – Feb 2013 • 8 mos
London, United Kingdom

Designing MoshiMonsters.com with 80M+ registered users worldwide. Notable projects incl. setting up and running regular play testing sessions with kids and redesigning the signup flow, increasing task completion by 30%.

Co-founder
Growington.com
Jan 2011 – Jan 2013 • 2 yrs 1 mo

Growington makes it easy to find and communicate with others who grow their own food nearby. Swap or share your vegetables and connect with your community. We're on a mission to map where people are growing food across the world.

User Experience & Product Design for web startups
Freelance
Jan 2011 – Jun 2012 • 1 yr 6 mos
Silicon Roundabout / Tech City, London

Working with numerous web startups including Amplicate, Discoveredd, ERGO Group and Sharkius Games.

Senior User Experience Designer - Freelance
BSkyB
Oct 2011 – Dec 2011 • 3 mos
London

Redesigned Sky.com/shop with the sole goal of increasing online conversation for one of UK's most visited websites. Within 6 months of deployment it achieved a 20% uplift in NPS and 30+% rise in task completion resulting in net benefits of £MM.

See 4 more

Education

UCL
MSc, Human-Computer Interaction with Ergonomics
2008 – 2009

Learning what we could call today, "Lean UX", quant/qual user research methodologies along with a sprinkle of Cognitive Psychology.

University of Kent
BSc (Hons), Multimedia Technology & Design
2003 – 2006
Activities and Societies: College Commitee, Communications Officer, Kickboxing, Football

Trained as a designer, but always straddling both Design & Technology.

Featured Skills & Endorsements

User Experience · 48
Endorsed by **Boon Yew Chew and 4 others who are highly skilled at this**
Endorsed by **3 of Darren's colleagues at Memrise**

Usability Testing · 31
Endorsed by **Kimberly Byers, who is highly skilled at this**
Endorsed by **3 of Darren's colleagues at Memrise**

Usability · 21
Endorsed by **3 of Darren's colleagues at Memrise**

See 25 more skills

Recommendations

Received (4) Given (1)



Edward Cooke
Co-founder at Memrise. We're helping millions of people learn languages joyfully.
September 16, 2013, Edward managed Darren directly

Darren is a very impressive product lead, and a pleasure to work with. He's got all the skills you'd ever want from a product lead: great product sense, UX and UI skills, communication, enthusiasm and, most notably, a rare clarity of mind, which challenges and hones the whole team's thinking.

He's well suited to the grind of super-early stage products as well as to the process of honing and scaling a mid-size startup. Fun, too!



Ben Whately
Co-founder and COO at Memrise
September 14, 2013, Ben was senior to Darren but didn't manage directly

Darren's clear thought and skill in synthesising a huge array of different ideas and aims into a clear spec is exceptional. He listens carefully to , thinks deeply and produces brilliant results. He is a first class talent and a pleasure to work with.

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Interests

Cambridge StartupWeekend
381 members

Interaction Design Association
116,241 members

User Experience Freelancers
2,955 members

VentureBeat
309,459 followers

Business Insider
3,286,019 followers

Growington.com
2 followers

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Jesse Mastro

Principal Consultant at Mastro Growth Strategies & COO at Pillow, Inc.

Pillow App • Northeastern University

Islamorada, Florida • 499

Send InMail

Jesse's Activity

499 followers

+ Follow

Kicking off the 2017 Acceleration Partners Annual Summit with Helen
Jesse liked

Success takes many forms, but it is rarely something that simply lands in
Jesse liked

Performance Partnerships is official. Excited to be leading the creation of a
Jesse liked

Standing Up For What's Right
Jesse shared this

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Experience

Co-Founder & COO
Pillow App
Apr 2017 – Present • 8 mos

Deeper connection for busy couples. Pillow brings relationship exercises offered by the world's leading therapists to couples in the form of a simple to use app.

Principal Consultant
Mastro Growth Strategies
Aug 2017 – Present • 4 mos

Director of Corporate Strategy
Acceleration Partners
Jan 2017 – Aug 2017 • 8 mos
Islamorada, FL

Director - Paid Marketing
Acceleration Partners
Dec 2015 – Dec 2016 • 1 yr 1 mo

Associate Director - Digital Strategy
Acceleration Partners
Jun 2015 – Dec 2015 • 7 mos

- Oversee paid marketing department at Acceleration Partners
- Responsible for practice growth and profitability
- Day to day management of team, including hiring and resource allocation
- Provide subject matter expertise for practice advancement and top level sales support
- Develop and implement strategic multi-channel advertising programs for clients

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Education

Northeastern University
BSBA, Finance
2001 – 2004
Activities and Societies: Northeastern Finance Club

The Juilliard School
Pre-College 4 Year Program
1996 – 1999

Featured Skills & Endorsements

Entrepreneurship · 19	Endorsed by John Flynn and 1 other who is highly skilled at this Endorsed by 2 of Jesse's colleagues at Reebok
Start-ups · 18	Mike Romei and 17 connections have given endorsements for this skill
Corporate Develo... · 8	Mike Romei and 7 connections have given endorsements for this skill

See 14 more skills

Recommendations

Received (0) Given (2)

Robert Glazer
Entrepreneur, Author, Speaker & Advisor | Founder & CEO @ Acceleration Partners
August 7, 2014, Jesse worked with Robert but at different companies

Robert has advised the leadership at Fetch on many areas including customer acquisition strategies, branding, and sales funnel improvement. All of our interactions with Robert have played an important role in the direction we've taken the business.

Dustin Sparks
Owner The Joint ...the chiropractic place & Digital Strategist at Cox Media Group
November 15, 2007, Jesse was a client of Dustin's

Dustin has been very helpful in redesigning webpages. He not only designs a page to look good but also keeps the ultimate goal of the site in mind (to make sales, leads, etc.). I would recommend Dustin for any ecommerce needs that surface.

Interests

EO Accelerator
1,746 members

Fetch Storage
41 followers

Northeastern University
248,911 followers

The Juilliard School
13,120 followers

HMY Yacht Sales
1,489 followers

Acceleration Partners
2,096 followers

See all